EXHIBIT 10.7a

                       PINNACLE WEST CAPITAL CORPORATION
                       AND ARIZONA PUBLIC SERVICE COMPANY
                           DIRECTORS' RETIREMENT PLAN



                               TABLE OF CONTENTS

                                                                            Page

ARTICLE ONE - DEFINITIONS AND CONSTRUCTION .................................   1

                  1.1.  Definitions ........................................   1
                  1.2.  Construction .......................................   2

ARTICLE TWO - PARTICIPATION AND SERVICE ....................................   3

                  2.1.  Participation ......................................   3
                  2.2.  Limitation on Years of Service .....................   3

ARTICLE THREE - REQUIREMENTS FOR BENEFITS ..................................   3

                  3.1.  Pension Entitlement ................................   3
                  3.2.  Death of a Participant .............................   3
                  3.3.  Pension Forfeiture .................................   3
                  3.4.  Non-Duplication of Benefits ........................   4

ARTICLE FOUR - DETERMINATION OF BENEFITS ...................................   4

                  4.1.  Time of Commencement of Payment ....................   4
                  4.2.  Amount and Form of Benefit Payment .................   4

ARTICLE FIVE - INALIENABILITY OF BENEFITS ..................................   4

                  5.1.  No Assignment Permitted ............................   4

ARTICLE SIX - PLAN ADMINISTRATION ..........................................   5

                  6.1.  Appointment ........................................   5
                  6.2.  Powers .............................................   5
                  6.3.  Indemnification ....................................   5
                  6.4.  Claims Procedure ...................................   6

ARTICLE SEVEN - AMENDMENT AND TERMINATION ..................................   6

                  7.1.  Amendment ..........................................   6
                  7.2.  Right to Terminate .................................   6

ARTICLE EIGHT - MISCELLANEOUS

                  8.1.  Funding ............................................   7
                  8.2.  Duration ...........................................   7
                  8.3.  Limitation on Participants' Rights .................   7
                  8.4.  Heirs and Successors ...............................   7



                       PINNACLE WEST CAPITAL CORPORATION
                       AND ARIZONA PUBLIC SERVICE COMPANY
                           DIRECTORS' RETIREMENT PLAN

                                    PREAMBLE

                  Effective January 1, 1995, PINNACLE WEST CAPITAL CORPORATION (the "Company") adopts the PINNACLE WEST CAPITAL CORPORATION AND ARIZONA PUBLIC SERVICE COMPANY DIRECTORS' RETIREMENT PLAN (the "Plan") to provide retirement benefits to those directors of the Boards of Directors of the Company and Arizona Public Service Company ("APS") who are not employees of the Company, APS or their subsidiaries.

                                  ARTICLE ONE

                          DEFINITIONS AND CONSTRUCTION

                  1.1. Definitions. When a word or phrase shall appear in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section 1.1. The following words and phrases with the initial letter capitalized shall have the meanings set forth in this Section 1.1, unless a clearly different meaning is required by the context in which the word or phrase is used:

                           (a) "APS" - Arizona Public  Service  Company and each
                  corporation that succeeds to substantially all of its assets and elects to continue its participation in this Plan.

                           (b) "Board" - The  Boards of Directors of the Company
                  or APS.

                           (c) "Code" - The Internal  Revenue  Code of 1986,  as
                  the same may hereafter be amended from time to time.

                           (d) "Company" - PINNACLE WEST CAPITAL CORPORATION and
                  each corporation that succeeds to substantially all of its assets and elects to continue its participation in this Plan.

                           (e) "Director" - An individual serving  on the Boards
                  of Directors of the Company or APS.

                           (f) "Effective Date" - January 1, 1995.

                           (g) "Participant" - A Director who, on or after the Effective Date, has satisfied the eligibility requirements set forth in Section 2.1.


                           (h) "Plan" - The PINNACLE  WEST  CAPITAL  CORPORATION
                  AND ARIZONA PUBLIC SERVICE COMPANY DIRECTORS' RETIREMENT PLAN, as set forth in this instrument, and as it may hereafter be amended from time to time.

                           (i) "Plan Administrator" - The Company's Vice President in charge of Human Resources or such other persons as the Board of Directors of the Company may from time to time appoint.

                           (j) "Retirement Plan" - The Pinnacle West Capital Corporation Employees' Retirement Plan, the Arizona Public Service Company Employees' Retirement Plan or any other defined benefit pension plan within the meaning of Section 414(j) of the Code maintained by the Company, APS or their subsidiaries.

                            (k) "Year of Service" - Each twelve (12) consecutive
                  month period during which the Director served as a member of the Board, commencing on the date on which the Director is or was first elected to the Board of either Pinnacle West or APS. If a Director ceases to serve on the Board and is later reelected as a member of the Board, for purposes of measuring Years of Service following reelection, the twelve (12) consecutive month period shall be measured from the date of the Director's re-election to the Board and from each anniversary thereof, and shall be aggregated with such Director's prior Years of Service. In the event that a Director's term on the Board ends, or the Director reaches age sixty-five (65), other than on the date of the Director's anniversary, Years of Service shall include the entirety of such partial year, through the next anniversary date, only if more than six (6) months have elapsed since the last anniversary of the Director's election or reelection to the Board; otherwise, no credit for partial years' service will be given.

                  1.2. Construction. The masculine gender, where appearing in this Plan, shall include the feminine gender, and vice-versa, and the singular may include the plural, unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. The term "delivered to the Plan Administrator," as used in this Plan, shall include delivery to a person or persons designated by the Plan Administrator for the disbursement and receipt of administrative forms. Delivery shall be deemed to have occurred only when the form or other communication is actually received. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced according to the laws of the State of Arizona and shall be administered according to the laws of such state, except as otherwise required by law.

                                  ARTICLE TWO

                           PARTICIPATION AND SERVICE

                  2.1. Participation. Each Director who is serving on the Board of Directors of the Company or APS who is not at the same time an employee of the Company or its subsidiaries on the Effective Date, shall be a Participant as of the Effective Date. Each Director who is not a Participant as of the Effective Date shall become a Participant as of the date he or she first becomes a member of the Board of Directors of the Company or APS; provided, however, that if such person is an employee of the Company, APS or their subsidiaries, such person shall become a participant on the day that such employee status ceases. Notwithstanding the foregoing, a Director who is receiving or entitled to receive a pension from the Retirement Plan shall not be eligible to participate in this Plan.

                  2.2. Limitation on Years of Service. The following Years of Service shall be disregarded for purposes of this Plan: (a) Years of Service completed by a Participant while he or she was an employee of the Company, APS or their subsidiaries, and (b) subject to Section 1.1(k), Years of Service completed by a Participant after attaining age sixty-five (65) (except for Participants who are Directors as of the effective date of this Plan and who first became Directors after attaining the age of sixty-five (65), in which case Years of Service shall include such Participant's actual years of service as otherwise provided in this Plan.


                                 ARTICLE THREE

                           REQUIREMENTS FOR BENEFITS

                  3.1. Pension Entitlement. Subject to Sections 3.2 and 3.3, a Participant shall have a non-forfeitable right to a pension benefit under this Plan upon the completion of one (1) Year of Service.

                  3.2. Death of a Participant. No death benefits shall be paid from this Plan on account of a Participant who dies prior to the commencement of benefits or prior to receiving all of the benefits to which he or she would otherwise be entitled under this Plan.

                  3.3. Pension Forfeiture. Notwithstanding any provision to the contrary in the Plan, a Participant shall not receive any pension under this Plan if he or she is receiving, or is entitled to receive, a pension from the Retirement Plan, or if the Participant has been found by the full Board to have acted in bad faith in the performance of his or her duties as a director.

                  3.4. Non-Duplication of Benefits. A Participant who serves on the Board of Directors of both the Company and APS shall be entitled to only one pension under the Plan, with such pension to be attributable to, and paid by, the Company on whose board the Participant had accumulated the greatest number of Years of Service.

                                  ARTICLE FOUR

                           DETERMINATION OF BENEFITS

                  4.1. Time of Commencement of Payment. Payment of benefits under the Plan shall be made on the first business day of each month, and shall commence in the month following the later of (a) the month in which the Participant is no longer serving as a member of the Board, or (b) the month in which the Participant attains the age of sixty-five (65). The retirement benefits of a Participant retiring from the Board shall be determined as of the last day of the month in which he or she attains age sixty-five (65).

                  4.2. Amount and Form of Benefit Payment. A Participant entitled to a pension under Section 3.1 shall receive an annual pension equal to Twelve Thousand Dollars ($12,000.00). Subject to Sections 3.2 and 3.3, such pension shall be paid to the Participant monthly on the dates specified in
Section 4.1 and monthly thereafter for a period equal to the number of Years of Service. No interest shall be credited on such payments.

                                  ARTICLE FIVE

                           INALIENABILITY OF BENEFITS

                  5.1. No Assignment Permitted. No Participant and no creditor of a Participant shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon the benefits payable under this Plan. All payments to be made to Participants, excepting persons under legal disability, shall be made only upon their personal receipts or endorsements, except as provided in Section 4.3, and no interest in the Plan shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law or equity, or subject to attachment, execution, garnishment, sequestration, levy or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants. This Section 5.1 shall, however, not preclude assignments or alterations pursuant to a court order for purposes of satisfying the Participant's family support obligations.


                                  ARTICLE SIX
                              PLAN ADMINISTRATION

                  6.1. Appointment. The Board of Directors of the Company shall appoint the Plan Administrator. Members of the Board and officers and employees of the Company and its subsidiaries may serve as the Plan Administrator.

                  6.2 Powers. The Plan Administrator shall have the discretionary power and authority to perform the administrative duties of the Plan Administrator as described in the Plan or required for proper administration of the Plan, and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator shall have the power and discretion to construe and interpret the Plan, to determine all questions of meaning or interpretation that shall arise under the Plan, to hear and determine claims relating to the Plan as provided in Section 6.4 of the Plan, and to decide all questions relating to the eligibility to participate in the Plan, to decide all questions relative to the determination of Years of Service, status, and rights of a Participant, and to determine the manner and time of payment of benefits under the Plan. All benefits disbursements shall be made upon the written instructions of the Plan Administrator. The decisions of the Plan Administrator shall be binding and conclusive upon all persons. The Plan Administrator shall file all reports and forms lawfully required to be filed and shall distribute any forms, reports, statements or plan descriptions lawfully required to be distributed to Participants and others.

                  6.3. Indemnification. To the extent permitted by law, the Company may, but shall not be required to, indemnify and agree to hold harmless its employees, agents and the Plan Administrator from all loss, damage, or liability, joint or several, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, which acts, omissions, or conduct constitutes or is alleged to constitute a breach of such individual's fiduciary or other responsibilities under any law, except for those acts, omissions, or conduct resulting from his or her own willful misconduct, willful failure to act, or gross negligence; provided, however, that if any party would otherwise be entitled to indemnification hereunder with respect to any liability and such party shall be insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contract or contracts. The Company may obtain insurance covering itself and others for breaches of fiduciary obligations under the Plan to the extent permitted by law, and nothing in this Plan shall restrict the right of any person to obtain such insurance for himself in connection with the performance of his or her duties under the Plan.

                  6.4. Claims Procedure. If a Participant disagrees with the Plan Administrator's determination regarding his or her eligibility for a pension or the amount of such pension, the affected Participant may, within thirty (30) days after receiving the Plan Administrator's written notice of that decision, request in writing a review of his or her claim by the Plan Administrator. The written statement requesting that review should set forth the Participant's reasons supporting the claim. If the claimant does not request a review meeting within thirty (30) days after receiving written notice of the Plan Administrator's decision, the Participant shall be deemed to have accepted the Plan Administrator's decision. A decision on review shall be rendered in writing by the Plan Administrator not later than sixty (60) days after review, and a written copy of such decision shall be delivered to the Participant. To the extent permitted by law, a decision on review by the Plan Administrator shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, the claims procedures described in this Section 6.4 shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a Participant or a person claiming rights through a Participant. The Plan Administrator may, in her sole discretion, waive these procedures as a mandatory precondition to such an action.

                                 ARTICLE SEVEN

                           AMENDMENT AND TERMINATION

                  7.1. Amendment. The Company shall have the right at any time to modify, alter or amend this Plan. An amendment shall be in writing, approved by the Board of Directors of the Company, and executed by a duly authorized officer of the Company. Any such modification, alteration or amendment may be in whole or in part and may be prospective or retroactive; provided that no amendment shall reduce any Participant's vested benefit determined as of the date the amendment is adopted.

                  7.2. Right to Terminate. The Company shall have the right to terminate the Plan, completely or partially, at any time. The termination of the Plan shall not reduce the pension benefit of any Participant to the extent vested as of the Plan's termination date.

                                 ARTICLE EIGHT

                                 MISCELLANEOUS

                  8.1. Funding. Benefits payable under the Plan shall be paid from the general assets of the Company or APS as to each company's own directors. Participants shall be unsecured creditors of the Company or APS and shall have no legal or equitable rights, interest or claims in any property or assets of the Company, APS or their subsidiaries.

                  8.2. Duration. The Plan shall continue in full force and effect for the maximum period permitted under applicable law, subject to the Company's right to amend the Plan and to terminate the Plan as provided in ARTICLE SEVEN of the Plan.

                  8.3. Limitation on Participant's Rights. Nothing contained in the Plan shall be deemed to give any individual the right to be retained as a Director.

                  8.4. Heirs and Successors. All of the provisions of the Plan shall be binding upon all persons who shall be entitled to any benefits under the Plan, their heirs and legal successors.

     IN WITNESS WHEREOF, PINNACLE WEST CAPITAL CORPORATION has caused this plan to be executed by its duly authorized officers, this 18th day of February, 1995.

                                               PINNACLE WEST CAPITAL CORPORATION

                                              By   Richard Snell
                                                  ------------------------------
                                              Its  Chairman, President & CEO
                                                  ------------------------------

     ATTEST:

         Faye Widenmann
         ----------------
         Its Secretary